UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange of 1934 (Amendment No. __)

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AMERICAN REALTY INVESTORS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AMERICAN REALTY INVESTORS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 11, 2026

American Realty Investors, Inc. will hold its Annual Meeting of Stockholders on Wednesday, November 11, 2026, at 10:00 a.m., local Dallas, Texas time, at 1603 LBJ Freeway, Suite 800, Dallas, Texas 75234. The purpose of the meeting is to consider and act upon:

●          Election of a Board of five directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

●          Ratification of the appointment of Farmer, Fuqua & Huff, P.C. as the independent registered public accounting firm.

●          Such other matters as may properly be presented at the Annual Meeting.

Only Stockholders of record at the close of business on Thursday, October 8, 2026, will be entitled to vote at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the accompanying envelope provided. Your completed proxy will not prevent you from attending the meeting and voting in person should you choose.

Dated: October 9, 2026

By order of the Board of Directors,

Louis J. Corna
Executive Vice President, General Counsel, Tax Counsel and Secretary

This Proxy Statement is available at www.americanrealtyinvest.com.

Among other things, the Proxy Statement contains information regarding:

●	The date, time and location of the meeting
●	A list of the matters being submitted to Stockholders
●	Information concerning voting in person

AMERICAN REALTY INVESTORS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 11, 2026

The Board of Directors of American Realty Investors, Inc. (the “Company,” or “we” or “us” or “our”) is soliciting proxies to be used at the Annual Meeting of Stockholders following the fiscal year ended December 31, 2025 (the “Annual Meeting”). Distribution of this Proxy Statement and a Proxy Form is scheduled to begin on October 15, 2026. The mailing address of the Company’s principal executive offices is 1603 LBJ Freeway, Suite 800, Dallas, Texas 75234.

About the Meeting

Who Can Vote

Record holders of Common Stock of the Company at the close of business on Thursday, October 8, 2026 (the “Record Date”), may vote at the Annual Meeting. On that date, 16,152,043 shares of Common Stock were outstanding. Each share is entitled to cast one vote.

How Can You Vote

If you return your signed proxy before the Annual Meeting, we will vote your shares as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other proposal to ratify the selection of auditors.

If a proxy is executed and returned but no instructions are given, the shares will be voted according to the recommendations of the Board of Directors. The Board of Directors recommends a vote FOR Proposals 1 and 2.

Revocation of Proxies

You may revoke your proxy at any time before it is exercised by (a) delivering a written notice of revocation to the Corporate Secretary, (b) delivering another proxy that is dated later than the original proxy, or (c) casting your vote in person at the Annual Meeting. Your last vote will be the vote that is counted.

Vote Required

The holders of a majority of the shares entitled to vote who are either present in person or represented by a proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. As of October 8, 2026, there were 16,152,043 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of stockholders entitled to cast at least 8,076,022 votes constitutes a quorum for adopting the proposals at the Annual Meeting. If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed. If the broker holding your shares in “street” name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected to that slot. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

For the other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy entitled to vote on the proposal will be required for approval. An abstention with respect to such proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

As of the Record Date, a related party held 14,699,298 shares representing approximately 91.01% of the shares outstanding. This party has advised the Company that it currently intends to vote all its shares in favor of the approval of both proposals.

If you received multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all your shares are voted.

Other Matters to be Acted Upon at the Annual Meeting

We do not know of any other matters to be validly presented or acted upon at the Annual Meeting. Under our Bylaws, no business besides that stated in the Annual Meeting Notice may be transacted at any meeting of stockholders. If any other matter is presented at the Annual Meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Expenses of Solicitation

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Some of our directors, officers and employees may solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials will also be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

Available Information

Our internet website address is www.americanrealtyinvest.com. We make available free of charge through our website our most recent Annual Report on Form 10-K, Quarterly Reports on Forms 10-Q, Current Reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the Securities and Exchange Commission (the “SEC”). In addition, we have posted the Charters of our Audit Committee, Compensation Committee, and our Governance and Nominating Committee, as well as our Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, Insider Trading policy, Corporate Governance Guidelines and Director Independence Standards, all under separate headings. These charters and principles are not incorporated in this instrument by reference. We will also provide a copy of these documents free of charge to stockholders upon written request. The Company issues Annual Reports containing audited financial statements to its common stockholders.

Multiple Stockholders Sharing the Same Address

SEC rules allow for the delivery of a single copy of an annual report and proxy statement to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to house holding, you must contact your broker, bank or other nominee.

If you hold shares of common stock in your own name as a holder of record, house holding will not apply to your shares.

If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to American Realty Investors, Inc., Attention: Investor Relations, 1603 LBJ Freeway, Suite 800, Dallas, Texas 75234 or call (800) 400-6407.

Questions

You may call our Investor Relations Department at 800-400-6407 if you have any questions.

PLEASE VOTE - YOUR VOTE IS IMPORTANT

Corporate Governance and Board Matters

The affairs of the Company are managed by the Board of Directors which is responsible for oversight of management and to assure that the long-term interests of stockholders are being served. The Board of Directors provides independent oversight to the Company, including its strategy, enterprise, risk and sustainability commitments and programs. All Directors are elected at the annual meeting of stockholders each year or appointed by the incumbent Board of Directors and serve until the next annual meeting of stockholders or until a successor has been elected or approved.

Current Members of the Board

The members of the Board of Directors, on the date of this proxy statement, and the committees of the Board on which they serve are identified below:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Henry A. Butler
William J. Hogan	✔	✔	✔
Robert A. Jakuszewski	✔	✔	Chair
Ted R. Munselle	Chair	✔	✔
Fernando V. Lara Celis	✔	Chair	✔

Role of the Board’s Committees

The Board of Directors has standing Audit, Compensation and Governance and Nominating Committees.

Audit Committee. The functions of the Audit Committee are described below under the heading “Report of the Audit Committee.” The charter of the Audit Committee was adopted February 19, 2004, and is available on the Company’s website. The Audit Committee was originally formed on February 19, 2004. All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange (“NYSE”) and the Company’s Corporate Governance Guidelines. Mr. Munselle, a member and Chair of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. All of the members of the Audit Committee meet the independence and experience requirements of the listing standards of the NYSE. The Audit Committee met five times during 2025.

Governance and Nominating Committee. The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Governance and Nominating Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Governance and Nominating Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance of self-evaluation. The charter of the Governance and Nominating Committee was adopted on March 17, 2004, and is available on the Company’s website. All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standards of the NYSE and the Company's Corporate Governance Guidelines. The Governance and Nominating Committee met two times during 2025.

Compensation Committee. The Compensation Committee is responsible for overseeing the policies of the Company relating to compensation to be paid by the Company to the Company’s principal executive officer and any other officers designated by the Board and make recommendations to the Board with respect to such policies, produce necessary reports on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations and to monitor the development and implementation of succession plans for the principal executive officer and other key executives and make recommendations to the Board with respect to such plans. The charter of the Compensation Committee was adopted on March 17, 2004, and is available on the Company’s website. All of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Compensation Committee is to be comprised of at least two directors who are independent of management and the Company. The Compensation Committee met two times during 2025.

Presiding Director

On June 17, 2004, the Board created a new position of Presiding Director, whose primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The Presiding Director also advises the Chairman of the Board and, as appropriate, Committee chairs with respect to agendas and information needs relating to Board and Committee meetings, provides advice with respect to the selection of Committee chairs and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. In December 2025, the non-management members of the Board designated Ted R. Munselle to serve in this position until the Company’s annual meeting of stockholders to be held following the fiscal year ended December 31, 2025 (i.e., this meeting).

Selection of Nominees for the Board

The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Governance and Nominating Committee may also retain a third party executive search firm to identify candidates upon request of the Governance and Nominating Committee from time to time. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company's Corporate Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the stockholder considers appropriate. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company's bylaws relating to stockholder nominations.

Once the Governance and Nominating Committee has identified a prospective nominee, the Governance and Nominating Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Governance and Nominating Committee with the recommendation of the prospective candidate, as well as the Governance and Nominating Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination will be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Governance and Nominating Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request the third party search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Governance and Nominating Committee. The Governance and Nominating Committee will then evaluate the prospective nominee against the standards and qualifications set out in the Company's Corporate Governance Guidelines, including:

●          the ability of the prospective nominee to represent the interests of the stockholders of the Company;

●          the prospective nominee's standards of integrity, commitment and independence of thought and judgment;

●          the prospective nominee's ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards, as specifically set out in the Company's Corporate Governance Guidelines;

●          the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

●          the extent to which the prospective nominee helps the Board reflect the diversity of the Company's stockholders, employees, customers, guests and communities; and

●          the willingness of the prospective nominee to meet any minimum equity interest holding guideline.

The Governance and Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Governance and Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Governance and Nominating Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance and Nominating Committee.

The Bylaws of the Company provide that any stockholder entitled to vote at the Annual Meeting in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholders’ intention to make such nomination has been delivered personally to, or has been mailed to and received by the Secretary at the principal office of the Company not later than 60 nor more than 90 days prior to the first anniversary date of the preceding year’s annual meeting. If a stockholder has a suggestion for candidates for election, the stockholder should follow this procedure. Each notice from a stockholder must set forth (i) the name and address of the stockholder who intends to make the nomination and the name of the person to be nominated, (ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming those persons) pursuant to which the nomination is to be made by such stockholder, (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules, and (vi) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure.

Determinations of Director Independence

In February 2004, the Board enhanced its Corporate Governance Guidelines. The Guidelines adopted by the Board meet or exceed the new listing standards adopted during that year by the NYSE. The full text of the Guidelines can be found on the Company's website. A copy may also be obtained upon request from the Company's Corporate Secretary.

Pursuant to the Guidelines, the Board undertook its annual review of director independence in December 2025. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under "Certain Relationships and Related Transactions” below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of these reviews, the Board affirmatively determined that Directors Henry A. Butler, Fernando V. Lara Celis, Ted R. Munselle, Robert A. Jakuszewski and William J. Hogan were, and are, each independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines.

Directors’ Service for Other Publicly Held Entities

Ted R. Munselle serves as a member of the Audit Committee of this Company as well as two other corporations which are part of a consolidated group for financial statement reporting purposes, all of which are involved in the real estate industry, the common stock of each of which is listed and available for trading on the NYSE and/or NYSE American. He also serves on one other Board of Directors and Audit Committee, thus making four entities for which each of Mr. Munselle serves in a similar capacity. The Board has determined, after discussion, that the fact that three of the entities are part of a consolidated group requires Mr. Munselle to be familiar with the financial reporting requirements and standards of each of those entities due to the fact of consolidation and does not create an additional burden upon Mr. Munselle but also confers a benefit on each of those three entities, as it may well save on each of Mr. Munselle’s time and responsibility. The three consolidated entities and each of the other entities have no specific policy or prohibition upon Mr. Munselle’s or any other person’s service to any other publicly held entities, but the members of this Board periodically review other relationships among Committee and Board members with other independent entities to ensure that no conflict exists and, in fact, have confirmed that Mr. Munselle’s service to other entities in other industries benefits the expertise of each of Mr. Munselle and the Company.

Board Meetings During Fiscal 2025

The Board met five times during fiscal 2025. Each director attended 75% or more of the meetings of the Board and Committees on which he or she served. Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of the stockholders of the Company, the Board and Committees of which he or she is a member. In addition, the independent directors met in executive session four times during fiscal 2025.

Directors’ Compensation

Except for Henry A. Butler, Chairman of the Board, who is paid a fee per meeting attended, each nonemployee director is currently entitled to receive an annual retainer of $20,000, plus reimbursement for expenses. The Chairman of the Board does not currently receive any additional fee per year. The Chairman of the Audit Committee also receives an annual fee of $500. In addition, each independent director receives an additional fee of $1,000 per day for any special services rendered by him to the Company outside of his or her ordinary duties as a director, plus reimbursement of expenses. The Company also reimburses directors for travel expenses incurred in connection with attending Board, committee and stockholder meetings and for other Company/business related expenses. Directors who are also employees of the Company or its Advisor receive no additional compensation for service as a director.

During 2025, $90,238 was paid to the nonemployee directors in total directors’ fees for all services, including the annual fee for service during the period from January 1, 2025, through December 31, 2025. Those fees received by the nonemployee directors were Ted R. Munselle ($20,500), Robert A. Jakuszewski ($20,000), William J. Hogan ($20,000), Fernando V. Lara Celis ($20,000) and Henry A. Butler ($9,738).

Stockholders’ Communication with the Board

Stockholders and other parties interested in communicating directly with the presiding director or with the non-management directors as a group may do so by writing to Ted R. Munselle, Director, Post Office Box 830163, Richardson, Texas 75083-0163. Effective March 22, 2004, the Governance and Nominating Committee of the Board also approved a process for handling letters addressed to members of the Board but received at the Company. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and received by the Company and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics; Insider Trading Policy

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees (including those of the Contractual Advisor). In addition, the Company has adopted a code of ethics entitled “Code of Ethics for Senior Financial Officers” that applies to the principal executive officer, president, principal financial officer, chief financial officer, principal accounting officer and controller. The text of both documents is available on the Company's website. The Company intends to post amendments to or waivers from its Code of Ethics for Senior Financial Officers (to the extent applicable to the Company's principal executive officer, principal financial officer or principal accounting officer) at this location on its website.

In December 2021, the Board of Directors adopted an Insider Trading Policy, a copy of which is available on the Company’s website.

Compliance with Section 16(a) of Reporting Requirements

Section 16(a) under the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any persons holding 10% or more of the Company’s shares of Common Stock to report their ownership of the Company’s shares of Common Stock and any changes in that ownership to the SEC on specified report forms. Specific due dates for these reports have been established, and the Company is required to report any failure to file by these dates during each fiscal year. All of these filing requirements were satisfied by the Company’s directors and executive officers and holders of more than 10% of the Company’s Common Stock during the fiscal year ended December 31, 2025 and, thereafter, through the Record Date. In making these statements, the Company has relied upon the written representations of its directors and executive officers and the holders of 10% or more of the Company’s Common Stock and copies of the reports that each has filed with the SEC

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth the ownership of the Company’s Common Stock, both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock as of the close of business on October 8, 2026.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership**	Approximate Percent of Class***
May Realty Holdings, Inc. 1603 LBJ Freeway, Suite 800 Dallas, Texas 75234	14,699,298 (a)(b)	91.01%

Realty Advisors, Inc. 1603 LBJ Freeway, Suite 800 Dallas, Texas 75234	14,699,298 (a)(b)	91.01%

(a)       Realty Advisors, Inc. (“RAI”) directly owns 14,699,298 shares, partly as a result of the conversion of 890,797 shares of Series A Cumulative Convertible Preferred Stock on July 17, 2014, into 2,502,230 shares (15.49%) of Common Stock and the conversion of 460,638 shares of Series A Cumulative Convertible Preferred Stock on April 9, 2015, into 1,486,741 shares (9.20%) of Common Stock and the conversion of 200,000 shares of Series A Cumulative Convertible Preferred Stock on January 12, 2018, into 482,716 shares of Common Stock; also includes 556,495 shares of Common Stock (3.45%) previously owned and dividended by Arcadian Energy, Inc. (“AEI”), which is a wholly owned subsidiary of RAI. Mickey Ned Phillips is the sole director of RAI and may be deemed to be the beneficial owner by virtue of his position as director of RAI. The director of RAI disclaims beneficial ownership of such shares.

(b)       RAI is a wholly owned subsidiary of May Realty Holdings, Inc., a Delaware corporation (“MRHI”). Mickey Ned Phillips is the sole director of MRHI and RAI.

Security Ownership of Management

The following table sets forth the ownership of the Company’s Common Stock, both beneficially and of record, both individually and in the aggregate for the directors and executive officers of the Company as of the close of business on October 8, 2026.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership**	Approximate Percent of Class***

Henry A. Butler	-0-	—

Louis J. Corna	-0- (1)	—

William J. Hogan	-0-	—

Robert A. Jakuszewski	-0-	—

Erik L. Johnson	-0- (1)	—

Ted R. Munselle	-0-	—

Fernando V. Lara Celis	-0-	—

All directors and executive officers As a group (7 people)	-0- (1)	—

*              Less than 1%.

**            “Beneficial Ownership” means the sole or shared power to vote, or to direct the voting of, a security or investment power with respect to a security, or any combination thereof.

***          Percentages are based upon 16,152,043 shares of Common Stock outstanding at October 8, 2026.

(1)            Beneficial ownership is attributed under Rule 13d-3 under the Securities Act of 1934; the executive officers of RAI each disclaim beneficial ownership of such shares owned by RAI.

PROPOSAL 1

ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting. Each director elected will hold office until the Annual Meeting following the fiscal year ending December 31, 2026. All of the nominees for director 5are now serving as directors of the Company. Each of the nominees has consented to being named in this proxy statement as a nominee and has agreed to serve as a director if elected. The persons named on the proxy card will vote for all of the nominees for director listed unless you withhold authority to vote for one or more of the nominees. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors. Cumulative voting for the election of directors is not permitted. If any director is unable to stand for reelection, the Board will designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote for the election of the substitute director.

The nominees for directors are listed below, together with their ages, terms of service, all positions and offices with the Company or the Company’s advisor, other principal occupations, business experience and directorships with other companies during the last five years or more. The designation “affiliated” when used below with respect to a director means that the director is an officer, director or employee of the Company or the advisor.

Henry A. Butler, 76

Retired (since April 30, 2019); for more than five years prior to retirement, Broker – Land Sales (April 30, 2011 to April 30, 2019) for Pillar Income Asset Management, Inc. (“Pillar”) and (July 2003 to April 30, 2011) for Prime Income Asset Management, LLC (“Prime”) and (1992 to June 2003) for Basic Capital Management, Inc. (“BCM”); Director (since July 2003) and Chairman of the Board (since May 2009) of the Company, Director (since November 2005) and Chairman of the Board (since May 2009) of TCI and Director (since February 8, 2011) and Chairman of the Board (since May 12, 2011) of Income Opportunity Realty Investors, Inc. (“IOR”); owner/operator (1989-1991) of Butler Interests, Inc.; Vice President (January 21, 1994 to April 30, 2019) of the Company and of TCI and (February 1, 2011 to April 30, 2019) of IOR.

William J. Hogan, 69

Retired (since December 31, 2020). Registered Representative and Investment Advisor Representative, employed (January 2013 – December 31, 2020) by Cetera Advisor Networks LLC, a general securities and investment advisory firm with an office in San Antonio, Texas. From November 2009 through December 2012, Mr. Hogan was a registered representative, employed by Financial Network Investment Corp. in San Antonio, Texas. He holds Series 7 (General Securities Representative), Series 63 (Uniform Securities Agent State Law), and Series 65 (Investment Advisor) licenses issued by Financial Industry Regulatory Authority (“FINRA”). Mr. Hogan has been a director of the Company and TCI since February 1, 2020.

Robert A. Jakuszewski, 64

Business Development Manager (since June 2025) Ivy Rehab for Rehabilitation Clinics in the Chicago, Illinois metro area. Prior thereto, Territory Manager for Artesa Labs (April 2015 to May 2025). He was a medical specialist (from January 2014 to April 2015) for VAYA Pharma, Inc.; Senior Medical Liaison for Vein Clinics of America (January 2013 to July 2013); Vice President of Sales and Marketing (September 1998 to December 2012) for New Horizons Communications, Inc.; Consultant (January 1998-September 1998) for New Horizon Communications, Inc.; Regional Sales Manager (1996-1998) for Continental Funding; Territory Manager (1992-1996) for Sigvaris, Inc.; Senior Sales Representative (1988-1992) for Mead Johnson Nutritional Division, USPNG; and Sales Representative (1986-1987) for Muro Pharmaceutical, Inc. Mr. Jakuszewski has been a director of IOR since March 16, 2004, and a director of the Company and TCI since November 22, 2005.

Ted. R. Munselle, 70

Vice President and Chief Financial Officer (since October 1998) of Landmark Nurseries, Inc.; President (December 2004 to August 2007) of Applied Educational Opportunities, LLC, an educational organization which had two career training schools located in Texas; Director (since February 2004) of the Company and TCI and (since May 2009) IOR; Certified Public Accountant (since 1980) who was employed as an Audit Partner in two Dallas, Texas based CPA firms (1986 to 1998), as an Audit Manager at Grant Thornton LLP (1983 to 1986) and as Audit Staff to Audit Supervisor at Laventhal & Horwath (1977 to 1983). Mr. Munselle is also a director (since February 17, 2012) of Spindletop Oil & Gas Company, a publicly held Texas corporation whose stock is traded in the Over-The-Counter (“OTC”) market.

Fernando V. Lara Celis, 60

Mr. Lara is an entrepreneur and (since March 2006) the General Manager and President of FYA Project, LLC, a Schlotzsky’s Deli Franchisee (Restaurant and Fast Food) which owns and operates seven locations in the North Dallas, Texas area. He was also instrumental in 2010 in establishing the first commissary bakery for a group of Schlotzky’s franchisees in the DFW area and in 2012 organized and led all DFW area Schlotzsky’s franchisees to establish the current local marketing efforts, the largest of all Schlotzsky’s - Cinnabon systems in the USA. Also, since April 2009, Mr. Lara has been General Manager and President of UDF de Mexico S.de R. L. de C. V., a Dallas, Texas based independent contractor which manages real estate projects Loma Bonita and la Laguna in Tampico, Mexico, which are owned by Liberty Bankers Life Insurance Company. Prior to March 2006 and for more than five years, Mr. Lara was employed by the Mexico State Superior Control Authority in Veracruz, Mexico as a General Auditor and/or Information Manager. Although born in Mexico, Mr. Lara is a United States citizen. Mr. Lara was initially elected as a director effective October 11, 2023 to fill the vacancy created by the resignation on October 10, 2023 of Raymond D. Roberts, Sr. Mr. Lara was also elected a director, effective October 11, 2023, of TCI and IOR.

The Board of Directors unanimously recommends a vote FOR

the election of all of the Nominees named above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Farmer, Fuqua & Huff, P.C. as the independent registered public accounting firm of American Realty Investors, Inc. for the 2026 fiscal year and to conduct quarterly reviews through September 30, 2027. The Company’s Bylaws do not require that stockholders ratify the appointment of Farmer, Fuqua & Huff, P.C. as the Company’s independent registered public accounting firm. Farmer, Fuqua & Huff, P.C. has served as the Company’s independent registered public accounting firm for each of the fiscal years ended December 31, 2004 through 2025. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year; however, it is not bound by the stockholders’ decision. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Farmer, Fuqua & Huff, P. C. will attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from the stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of Farmer, Fuqua & Huff, P.C. as the

Company’s independent registered public accounting firm.

Fiscal Years 2025 and 2024 Audit Firm Fee Summary

The following table sets forth the aggregate fees for professional services rendered to or for the Company only for the years 2025 and 2024 by the Company’s principal accounting firm, Farmer, Fuqua & Huff, P.C.

	2025	2024
Type of Fee	Farmer, Fuqua & Huff, P.C.	Farmer, Fuqua & Huff, P.C.
Audit Fees	$124,500	$122,625
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$124,500	$122,625

All services rendered by the principal auditors are permissible under applicable laws and regulations and were preapproved by either the Board of Directors or the Audit Committee, as required by law. The fees paid the principal auditors for services as described in the above table fall under the categories listed below:

Audit Fees. These are fees for professional services performed by the principal auditor for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings and services that are normally provided in connection with statutory and regulatory filing or engagements.

Audit Related Fees. These are fees for assurance and related services performed by the principal auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include attestations by the principal auditor that are not required by statute or regulation and consulting on financial accounting/reporting standards.

Tax Fees. These are fees for professional services performed by the principal auditor with respect to tax compliance, tax planning, tax consultation, returns preparation and review of returns. The review of tax returns includes the Company and its consolidated subsidiaries.

All Other Fees. These are fees for other permissible work performed by the principal auditor that do not meet the above category descriptions.

These services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the principal auditor’s core work, which is the audit of the Company’s consolidated financial statements.

Report of the Audit Committee

of the Board of Directors

The Audit Committee of the Board of Directors is composed of four directors, each of whom satisfies the requirements of independence, experience and financial literacy under the requirements of the NYSE and the SEC. The Audit Committee has directed the preparation of this report and has approved its content and submission to the stockholders.

The Audit Committee is responsible for, among other things:

●          retaining and overseeing the independent registered public accounting firm that serves as our independent auditor and evaluating their performance and independence;

●          reviewing the annual audit plan with management and the independent registered public accounting firm;

●          preapproving any permitted, non-audit services provided by our independent registered public accounting firm;

●          approving the fees to be paid to our independent registered public accounting firm;

●          reviewing the adequacy and effectiveness of our internal controls with management, internal auditors and the independent registered public accounting firm;

●          reviewing and discussing the annual audited financial statements and the interim unaudited financial statements with management and the registered public accounting firm; and

●          approving our internal audit plan and reviewing reports of our internal auditors.

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter which is available on the Company’s website.

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s independent auditors. The Audit Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

The Audit Committee met five times during 2025. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include private sessions with the Company’s independent auditors without the presence of the Company’s management, as well as executive sessions consisting of only Audit Committee members. The Audit Committee also meets senior management from time to time.

Management has the primary responsibility for the Company’s financial reporting process, including its system of internal control over financial reporting and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing management’s assessment of, and the effective operation of, internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Audit Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the opinion of the independent registered public accountants included in their report on the Audit Committee’s financial statements.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During 2025, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews include discussions with the independent accountants of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Audit Committee has also discussed with Farmer, Fuqua & Huff, P.C. matters relating to its independence, including a review of audit and non-audit fees, and written disclosures from Farmer, Fuqua & Huff, P. C. to the Company pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also considered whether non-audit services, provided by the independent accountants are compatible with the independent accountant’s independence. The Company also received regular updates on the amount of fees and scope of audit, audit related and tax services provided.

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal controls, reviewed staffing levels and steps taken to implement recommended improvements in any internal procedures and controls.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Board of Directors, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC. The Audit Committee and the Board of Directors have also selected Farmer, Fuqua & Huff, P. C. as the Company’s independent registered public accountants and auditors for the fiscal year ending December 31, 2026.

August 6, 2026	AUDIT COMMITTEE

Fernando V. Lara Celis	Ted R. Munselle	William J. Hogan	Robert A.Jakuszewski

The members of the Audit Committee discussed the fact that Ted Munselle serves as the Chairman of the Audit Committee and the qualified Audit Committee financial expert within the meaning of SEC Regulations and that he has the accounting and related financial management expertise within the meaning of the listing standards of the NYSE with respect to this corporation, as well as two other corporations which are part of a consolidated group for financial statement purposes, and that he serves in a similar capacity for an unrelated corporation involved in another industry, the Common Stock of which is available for trading in the Over-the-Counter (“OTC”) Market, thus making four entities for which he serves in a similar capacity. The Audit Committee has determined, after discussion, that the fact that three entities are part of a consolidated group requires Mr. Munselle to be familiar with the financial reporting requirements and standards of each of those entities due to the fact of consolidation and does not create an additional burden upon Mr. Munselle but, in fact, confers a benefit on each of the entities, as it may well save on Mr. Munselle’s time and responsibility. While this entity and the other two consolidated entities have no specific policy or prohibition upon Mr. Munselle or any other person’s service to other publicly held entities, the members of this Committee periodically review other relationships among Committee and Board members with other independent entities to ensure that no conflict exists and, in fact, have confirmed that service to other entities in other industries benefits the expertise of the individuals involved.

Pre-Approval Policy for Audit and Non-Audit Services

Under the Sarbanes-Oxley Act of 2002 (the “SO Act”) and the rules of the SEC, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. The purpose of the provisions of the SO Act and the SEC rules for the Audit Committee role in retaining the independent auditor is twofold. First, the authority and responsibility for the appointment, compensation and oversight of the auditors should be with directors who are independent of management. Second, any non-audit work performed by the auditors should be reviewed and approved by these same independent directors to ensure that any non-audit services performed by the auditor do not impair the independence of the independent auditor. To implement the provisions of the SO Act, the SEC issued rules specifying the types of services that an independent auditor may not provide to its audit client, and governing the Audit Committee’s administration of the engagement of the independent auditor. As part of this responsibility, the Audit Committee is required to preapprove the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence. Accordingly, the Audit Committee has adopted a written pre-approval policy for audit and non-audit services (the “Policy”), which sets forth the procedures and conditions pursuant to which services to be performed by the independent auditor are to be preapproved. Consistent with the SEC rules establishing two different approaches to approving non-prohibited services, the policy of the Audit Committee covers pre-approval of audit services, audit related services, international administration tax services, non-U.S. income tax compliance services, pension and benefit plan consulting and compliance services, and U.S. tax compliance and planning. At the beginning of each fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. Typically, in addition to the generally preapproved services, other services would include due diligence for an acquisition that may or may not have been known at the beginning of the year. The Audit Committee has also delegated to any member of the Audit Committee designated by the Board or the financial expert member of the Audit Committee responsibilities to preapprove services to be performed by the independent auditor not exceeding $25,000 in value or cost per engagement of audit and non-audit services, and such authority may only be exercised when the Audit Committee is not in session.

Executive Compensation

The Company has no employees, payroll or benefit plans and pays no compensation to its executive officers. The executive officers of the Company who are also officers or employees of Pillar, the Company’s advisor, are compensated by Pillar. Such executive officers perform a variety of services for Pillar, and the amount of their compensation is determined solely by Pillar. Pillar does not allocate the cash compensation of its officers among the various entities for which it serves as advisor. See “The Advisor” for a discussion of the compensation payable to Pillar under the Advisory Agreement.

Compensation Committee Report

The Compensation Committee of the Board of Directors is comprised of at least two directors who are independent of management and the Company. Each member of the Compensation Committee must be determined to be independent by the Board under the Corporate Governance Guidelines on Director Independence adopted by the Board and under the NYSE standards for nonemployee directors and Rule 16b-3(b)(3)(i) of the rules and regulations promulgated under the Securities Exchange Act of 1934 and the requirements for “outside directors” set forth in Treasury Regulations, Section 27(e)(3). Each member of the Compensation Committee is to be free of any relationship that in the judgment of the Board from time to time may interfere with the exercise of his or her independent judgment. Each Compensation Committee member is appointed annually subject to removal at any time by the Board and serves until his or her Compensation Committee appointment is terminated by the Board. The Compensation Committee is composed of four directors, each of whom meets the standards described above.

The purposes of the Compensation Committee are to oversee the policies of the Company relating to compensation to be paid by the Company to the Company’s principal executive officer (“CEO”) and any other officers designated by the Board and make recommendations to the Board with respect to such policies, produce necessary reports and executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations, and monitor the development and implementation of succession plans for the CEO and other key executives and make recommendations to the Board with respect to such plans.

The Company has no employees, payroll, or benefit plans and pays no compensation to its executive officers. The executive officers of the Company, who are also officers or employees of Pillar, are compensated by Pillar. Such executive officers perform a variety of services for Pillar, and the amount of their compensation is determined solely by Pillar. Pillar does not allocate the cash compensation of its officers or employees among the various entities for which it may serve as advisor or sub-advisor.

The only remuneration paid by the Company is to directors who are not officers or directors of Pillar. These independent directors (i) review the business plan of the Company to determine that it is the best interest of the stockholders, (ii) review the advisory contract and recommend any appropriate changes thereto, (iii) supervise the performance of the Company’s advisor, and review the reasonableness of the compensation paid to the advisor in terms of the nature and quality of services performed, (iv) review the reasonableness of the total fees and expenses of the Company, and (v) select, when necessary, a qualified, independent real estate appraiser to appraise properties to be acquired. See the sub caption “Directors’ Compensation” in the Proxy Statement for a description of the compensation paid.

The charter of the Compensation Committee was adopted on March 22, 2004, and the members of the Compensation Committee, all of whom are independent within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines, are listed below. Since its formation on March 22, 2004, the Compensation Committee has annually reviewed its existing charter and regularly performed the tasks described above relating to the business plan, advisory contract, reasonableness of compensation paid to the advisor, and the reasonableness of the total fees and expenses of the Company.

August 6, 2026	COMPENSATION COMMITTEE

Fernando V. Lara Celis	Ted R. Munselle	William J. Hogan	Robert A. Jakuszewski

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee is made up of nonemployee directors who have never served as officers of, or been employed by, the Company. None of the Company’s executive officers serve on a board of directors of any entity that has a director or officer serving on this Compensation Committee.

Executive Officers

Executive officers of the Company are listed below, all of whom are employed by Pillar. None of the executive officers receive any direct remuneration from the Company nor do any hold any options granted by the Company. Their positions with the Company are not subject to a vote of stockholders. The ages, terms of service, and all positions and offices with the Company, Pillar, and other affiliated entities, other principal occupations, business experience and directorships with other publicly held companies during the last five years or more are set forth below.

Erik L. Johnson, 58

President and Chief Executive Officer (since May 28, 2024) of the Company, TCI and IOR; Executive Vice President and Chief Financial Officer (August 17, 2020 to May 28, 2024) of the Company and TCI and (December 16, 2021 to May 28, 2024) of IOR; Chief Financial Officer (since July 1, 2020) of Pillar. Mr. Johnson, a Certified Public Accountant, was Vice President of Financial Reporting of The Macerich Company (NYSE: MAC) in Santa Monica, California, a position he held for more than the past five years, from 2005 through June 2020. Mr. Johnson was, from 2001-2005, Controller/Chief Accounting Officer of North American Scientific, Inc. (NASDAQ: NASI), based in Los Angeles, California, and from 2000-2001, he was the Controller of Launch Media, Inc. (NASDAQ: LAUN) in Santa Monica, California.

Louis J. Corna, 79

Executive Vice President, General Counsel/Tax Counsel and Secretary (since January 31, 2004) of the Company, TCI and IOR; Executive Vice President–Tax and Chief Financial Officer (June 2001 to October 2001) and Senior Vice President–Tax (April 2001 to June 2001) of the Company; Executive Vice President–Tax, General Counsel/Tax Counsel and Secretary (February 2004 to June 2011) of Prime Income Asset Management, Inc. (“PIAMI”); Private Attorney (January 2000 to December 2000); Vice President–Taxes and Assistant Treasurer (March 1998 to January 2000) of IMC Global, Inc.; Vice President–Taxes (July 1991 to February 1998) of Whitman Corporation. Executive Vice President-General Counsel/Tax Counsel (since March 31, 2011) and Secretary (since December 17, 2010) of Pillar.

Alla Dzyuba, 49

Senior Vice President and Chief Accounting Officer (since July 2019) of the Company and TCI and (since December 2024) of IOR. She has over twenty-two years of real estate accounting and financial reporting experience, including six years of broker-dealer regulatory reporting experience.

In addition to the foregoing executive officers, the Company has several vice presidents and assistant secretaries who are not listed herein

The Advisor

Although the Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, day-to-day operations are performed by a contractual advisor under the supervision of the Board of Directors. The duties of the advisor include, among other things, asset management, accounting, legal, capital market, administrative and executive services, Capital market services include locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources. The advisor also serves as a consultant to the Board of Directors in connection with the business plan and investment decisions made by the Board.

Pillar is the Contractual Advisor to the Company and has been the Advisor and Cash Manager since April 30, 2011. Pillar is a Nevada corporation which is owned by RALLC, a Nevada limited liability company, the sole member of which is RAI, a Nevada corporation, which is 100% owned by May Realty Holdings, Inc., a Delaware corporation (“MRHI”), the controlling stockholder of which is the May Trust (the “Trust”), a trust for the benefit of the children of Gene E. Phillips, deceased. Pillar is a company of which Messrs. Corna and Johnson serve as executive officers. Mr. Phillips was not an officer or director of Pillar, RAI or MRHI, nor was he a Trustee of the May Trust, prior to his passing on August 16, 2019.

Under the Advisory Agreement, Pillar is required to annually formulate and submit for Board approval a budget and business plan containing a twelve-month forecast of operations and cash flow, a general plan for asset sales and purchases, borrowing activity and other investments. Pillar is required to report to the Board, on a quarterly basis, the Company’s performance against the business plan. In addition, all transactions require prior Board approval, unless they are explicitly provided for in the approved plan or are made pursuant to authority expressly delegated to Pillar by the Board.

The Advisory Agreement also requires prior approval of the Board for the retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreement provides that Pillar shall be deemed to be in a fiduciary relationship to the stockholders; contains a broad standard governing Pillar’s liability for losses by the Company; and contains guidelines for Pillar’s allocation of investment opportunities as among itself, the Company and other entities it advises.

The Advisory Agreement provides Pillar to be responsible for our day-to-day operations and to receive, as compensation for basic management and advisory services, a gross asset fee (“GAV Fee”) of 0.0625% per annum) of the average of the gross asset value (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and excludes any receivables from the Advisor. In addition, Pillar receives an annual net income fee (“Net Income Fee”) equal to 7.5% of our adjusted net income, which his defined as our net income before the effect of income tax and interest on any receivables from the Advisor. The GAV Fee and the Net Income Fee are collectively referred to herein as Advisory Fee.

The Advisory Agreement further provides that Pillar shall bear the cost of certain expenses of its employees, excluding fees paid to the Company’s directors; rent and other office expenses of both Pillar and the Company (unless the Company maintains office space separate from that of Pillar); costs not directly identifiable to the Company’s assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance by Pillar of its duties under the Advisory Agreement.

The Company does not have any employees and rely upon Pillar for employee related services, including but not limited to asset management, legal services, accounting services, capital markets, administrative and executive services. We reimburse the Advisor on a monthly basis, for our pro-rata portion (as reasonably agreed to between the Advisor and a majority of the Company’s Independent Directors) of all expenses related to (i) employment of the Advisor’s personnel who are actively engaged in the services to the Company (“Service Employees”) and (ii) the reasonable travel and other out-of-pocket costs of the Service Employees. Such expenses shall include, but are not limited to, salary, wages, payroll taxes and the cost of employee benefit plans.

If and to the extent that the Company shall request of Pillar, or any director, officer, partner or employee of Pillar, to render services to the Company other than those required to be rendered by Pillar under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time.

The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. Management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.

Effective January 1, 2024, for tax and accounting purposes, the Company and Pillar entered into an Amended and Restated Advisory Agreement (the “Amended Advisory Agreement”) under which Pillar’s duties remain substantially the same as in prior years and as described above for the original Advisory Agreement. The Amended Advisory Agreement compensation has been revised to be (i) a Gross Asset Fee at the rate of 0.0625% per month of the average “Gross Asset Value” (as defined) of the Company at the beginning and end of the immediately preceding calendar month but not to exceed the annual rate of 0.75% per annum Gross Asset Value of the Company, (ii) a Net Income Fee as an incentive for successful investment and management of the Company’s assets equal to 7.5% per annum of the Company’s “Adjusted Net Income” (as defined) for each Fiscal Year or portion thereof for which the Advisor provides services, payable quarterly following the filing of the Company’s Form 10-Q with the SEC (or Form 10-K for the year ended), but not cumulative from year to year and (iii) separate compensation on terms to be agreed upon for any additional services requested of the Advisor. Such fees are to be calculated under (i) and (ii) based upon the Company’s regularly prepared financial statements. The phrase “Adjusted Net Income” means Net Income before income tax and interest on any receivables from the Advisor less net income derived from and subsidiaries subject to an advisory agreement with Pillar. The phrase “Gross Asset Value” means the total assets of the Company in accordance with U.S. GAAP after deduction of allowance for amortization, depreciation or depletion and valuation reserves. Gross Asset Value also excludes any intercompany receivables from Pillar and excludes all assets of subsidiaries subject to separate advisory agreements with Pillar.

Situations may develop in which the interests of the Company are in conflict with those of one or more directors or officers in their individual capacities or of Pillar, or of their respective affiliates. In addition to services performed for the Company, Pillar actively provides similar services as agent for, and advisor to, other real estate enterprises, including persons and entities involved in real estate developing and financing, including the Company, IOR and TCI. The Advisory Agreement provides that Pillar may also serve as advisor to those entities.

As advisor, Pillar is a fiduciary of the Company’s public investors. In determining to which entity a particular investment opportunity will be allocated, Pillar will consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each such entity’s existing mortgage note and real estate portfolios and business plan. To the extent any particular investment opportunity is appropriate to more than one such entity, such investment opportunity will be allocated to the entity that has had funds available for investment for the longest period of time, or, if appropriate, the investment may be shared among various entities.

Effective April 30, 2011, the Company and Pillar entered into a Cash Management Agreement to further define the administration of the Company’s day-to-day investment operations, relationship contracts, flow of funds and deposit and borrowing of funds. Under the Cash Management Agreement, all funds of the Company are delivered to Pillar which has a deposit liability to the Company and is responsible for payment of all payables and investment of all excess funds (through December 31, 2023) which earned interest at the Wall Street Journal Prime Rate plus 1% per annum, as set quarterly on the first day of each calendar quarter; effective January 1, 2024, the rate changed to the Secured Overnight Financing Rate (“SOFR”), as set quarterly on the first day of each calendar quarter. Borrowings for the benefit of the Company bear the same interest rate. The term of the Cash Management Agreement is coterminous with the Advisory Agreement, and it is automatically renewed each year unless terminated with the Advisory Agreement.

Pillar may assign the Advisory Agreement only with the prior consent of the Company.

The directors of Pillar are Gene S. Bertcher and Erik L. Johnson. The principal executive officers of Pillar are set forth below:

Name	Offices

Erik L. Johnson	President, Chief Executive Officer and Chief Financial Officer
Gina H. Kay	Executive Vice President, Treasurer and Chief Accounting Officer
Louis J. Corna	Executive Vice President, General Counsel, Tax Counsel, and Secretary

Property Management

Effective January 1, 2011, Regis Realty Prime, LLC d/b/a Regis Property Management, LLC, a Nevada limited liability company (“Regis”), the sole member of which is RALLC, has managed the Company’s commercial properties for a fee of 3% or less of the monthly gross rents collected on any commercial properties Regis manages and leasing commissions of 6% or less in accordance with the terms of a property level management agreement. Regis also provides real estate brokerage services to the Company (on a nonexclusive basis).

Certain Relationships and Related Transactions

Policies with Respect to Certain Activities

Article ELEVENTH of the Company’s Articles of Incorporation provides that the Company shall not, directly or indirectly, contract or engage in any transaction with (1) any director, officer or employee of the Company, (2) any director, officer or employee of the advisor, (3) the advisor, or (4) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any of the aforementioned persons, unless (a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by the Company’s Board of Directors or the appropriate committee thereof, and (b) the Company’s Board of Directors or appropriate committee thereof determines that such contract or transaction is fair to the Company and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of independent directors of the Company entitled to vote thereon. Article ELEVENTH defines an “Independent Director” (for purposes of that Article) as one who is neither an officer or employee of the Company, nor a director, officer or employee of the Company’s advisor. This definition predates the Company’s director independence guidelines adopted in February 2004.

The Company’s policy is to have such contracts or transactions approved or ratified by a majority of the disinterested directors with full knowledge of the character of such transactions, as being fair and reasonable to the stockholders at the time of such approval or ratification under the circumstances then prevailing. Such directors also consider the fairness of such transactions to the Company. Management believes that, to date, such transactions have represented the best investments available at the time and that they were at least as advantageous to the Company as other investments that could have been obtained. The Company may enter into future transactions with entities the officers, directors or stockholders of which are also officers, directors or stockholders of the Company, if such transactions would be beneficial to the operations of the Company and consistent with the Company’s then current investment objectives and policies, subject to approval by a majority of disinterested directors as discussed above.

The Company does not prohibit its officers, directors, stockholders or related parties from engaging in business activities of the types conducted by the Company.

Certain Business Relationships

Pillar has served as the Company’s advisor since April 30, 2011. Pillar is also a company for which Messrs. Corna and Johnson (both executive officers of the Company) serve as executive officers. The executive officers of the Company also serve as executive officers of TCI and IOR, and owe fiduciary duties to each of those entities as well as to Pillar under applicable law. TCI and IOR each have the same relationship with Pillar as the Company.

The Company owns an equity interest in TCI which in turn owns over 84% of the Common Stock of IOR. At December 31, 2025, the Company, together with one of its wholly owned subsidiaries, owned over 79% of TCI’s outstanding common stock.

Tax Sharing Agreement

For tax periods ending before August 31, 2012, the Company was part of the ARL consolidated federal return. After that date, the Company and the rest of the ARL group (TCI and IOR) joined the MRHI consolidated group for tax purposes. The income tax expense (benefit) for 2010 and 2011 tax periods was calculated under a tax sharing and compensating agreement among the Company, TCI, and IOR. That agreement continued until August 31, 2012, at which time the new tax sharing and compensating agreement was entered into among the Company, TCI, IOR, and MRHI for the remainder of 2012. For 2013, the Company, TCI, and IOR had a combined net taxable loss. The benefit or expense under such arrangements is calculated based upon the amount of losses absorbed by taxable income multiplied by the statutory rate of for the applicable year per the tax sharing and compensating agreements, which statutory rate for 2025 is 21%.

Related Party Transactions

Historically, the Company, TCI, IOR, and Pillar have each engaged in, and may continue to engage in, business transactions, including real estate partnerships, with related parties. Management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to the Company as could have been obtained from unrelated parties.

The Company paid Pillar advisory fees of $0.1 million, and cost reimbursements of $1.3 million in 2025. The Company paid property management, construction management, and leasing commissions of $0.2 million to Regis in 2025.

Operating Relationships

Subsidiaries of the Company received rental revenue of $600,000 in 2025 from Pillar and its affiliates for rental of Company owned properties, including an airplane hangar in Addison, Texas, Browning Place, Stanford Corporate Centre, and other properties in the Dallas, Texas area.

Advances and Loans

From time to time, the Company and its affiliates have made advances to each other, which have not had specific repayment terms, did not bear interest until July 1, 2005, are unsecured and have been reflected in the Company’s financial statements as other assets or other liabilities. Effective January 1, 2024, such advances can bear interest at the Secured Overnight Financing Rate. At December 31, 2025, the Company had notes and interest receivables and net of allowances of $67.3 million due from related parties.

OTHER MATTERS

The Board of Directors knows of no other matters that may be properly or should be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

FINANCIAL STATEMENTS

The audited financial statements of the Company, in comparative form, for the years ended December 31, 2024 and 2025, are contained in the 2025 Annual Report to Stockholders, which was mailed to stockholders in April 2026. Such report and the financial statements contained therein are not to be considered part of this solicitation.

SOLICITATION OF PROXIES

THIS PROXY STATEMENT IS FURNISHED TO STOCKHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN REALTY INVESTORS, INC. The cost of soliciting proxies will be borne by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication.

FUTURE PROPOSALS OF STOCKHOLDERS

Stockholder proposals for our 2026 Annual Meeting to be held in 2027 should be received by us by December 31, 2026, and must otherwise comply with the rules promulgated by the SEC to be considered for inclusion in our proxy statement for that year; provided however that any stockholder proposal received after December 31, 2026, but prior to August 1, 2027 will be considered for inclusion if the 2026 Annual Meeting proxy statement has not been printed prior to the Company’s receipt of such proposals. Any stockholder proposal, whether or not to be included in our proxy materials, must be sent to our Corporate Secretary at 1603 LBJ Freeway, Suite 800, Dallas, Texas 75234.

COPIES OF AMERICAN REALTY INVESTORS, INC.’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025, TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS), ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE THROUGH THE COMPANY’S WEBSITE, OR UPON WRITTEN REQUEST TO AMERICAN REALTY INVESTORS, INC., 1603 LBJ FREEWAY, SUITE 800, DALLAS, TEXAS 75234, ATTN: INVESTOR RELATIONS.

Dated: October 9, 2026

By Order of the Board of Directors,

Louis J. Corna
Executive Vice President, General Counsel, Tax Counsel and Secretary

PROXY

AMERICAN REALTY INVESTORS, INC.

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on November 11, 2026.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, and

Proxy Card are available at www.americanrealtyinvest.com.

The undersigned stockholder of AMERICAN REALTY INVESTORS, INC. hereby appoints HENRY A. BUTLER and LOUIS J. CORNA, and each of them proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, as attorneys and proxies to vote all shares of Common Stock, par value $0.01 per share, of AMERICAN REALTY INVESTORS, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, November 11, 2026, at 10:00 a.m., local Dallas, Texas time, at 1603 LBJ Freeway, Suite 800, Dallas, Texas 75234, or any adjournment(s) thereof, with all powers the undersigned would possess if personally present, as indicated below, for the transaction of such business as may properly come before said meeting or any adjournment(s) thereof, all as set forth in the October 9, 2026, Proxy Statement for said meeting.

[INSERT ADDRESS LABEL]	Please
Sign
Here

Dated: , 2026

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Note: Please sign exactly as your name or names appear hereon. When there is more than one owner, each must sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please indicate your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his title. If a partnership, please sign in partnership name by an authorized person. Please date, sign and mail this proxy card in the enclosed envelope for which no postage is required if mailed in the United States.

(Continued and to be Completed on the Other Side)

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL NOMINEES AND FOR RATIFICATION OF THE APPOINTMENT OF FARMER, FUQUA & HUFF, P. C. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. ON OTHER MATTERS THAT MAY COME BEFORE SAID MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.

1.	Election of Directors	☐ For All Nominees (except as marked to the contrary)
☐ Withhold Authority For All Nominees listed below

Henry A. Butler, Fernando V. Lara Celis, William J. Hogan, Robert A. Jakuszewski, Ted R. Munselle

Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed above.

2.	Ratification of the Appointment of Farmer, Fuqua & Huff, P.C. as the Independent Registered Public Accounting Firm.

☐ For	☐ Against	☐ Abstain

3.	In their discretion on any other matters which may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors of American Realty Investors, Inc. recommends approval of all nominees for election as directors and a vote FOR ratification of the appointment of Farmer, Fuqua and Huff, P.C. as the independent registered public accounting firm.

Please sign, date and return promptly in the enclosed envelope.

(Continued and to be Signed and Dated on the Other Side)